EXHIBIT 4.14

UNIT OFFERING
(Offering SIZE: $3 MILLION TO $5 MILLION)

PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT
(Accredited Investor Exemption)
(Family, Friends and Business Associates Exemption-For use only without a finder)
(Minimum Amount Investment Exemption - $150,000)
FOR RESIDENTS OF BRITISH COLUMBIA OR ALBERTA ONLY

TO: INTERNATIONAL HI-TECH INDUSTRIES INC.
1096 West 10th Avenue
Vancouver, British Columbia
V6H 1H8

February 27, 2006 (the "Effective Date")

FROM:

(the "Purchaser")

Dear Sirs:

PRIVATE PLACEMENT OF UNITS OF
INTERNATIONAL HI-TECH INDUSTRIES INC. (the "Company")

The purpose of this letter is to set out the terms pertaining to the purchase by the Purchaser of units of the Company.

For purposes of this agreement, the Effective Date is the date on which the Company publicly announces the terms of this private placement.

1. Terms of Sale: The Purchaser hereby offers to purchase from the Company units (the "Units") for a purchase price of Cdn. $0.60 per Unit for an aggregate purchase price of Cdn. $ (the "Purchase Funds").

2. Constitution of Units: Each Unit will consist of one common share ("Shares") of the Company and one non-transferable share purchase warrant (each whole non-transferable share purchase warrant being referred to as a "Warrant").

3. Terms of Warrants: Each Warrant will:

(a) be comprised in one warrant certificate (the "Warrant Certificate"), registered in the name of the Purchaser, representing an aggregate number of Warrants which will be equal to the number of Units being acquired hereunder by the Purchaser;

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(b) be non-transferable;

(c) will be subject to the terms and conditions which are adopted by the Company for the Warrants, which terms and conditions will, amongst other things,

(i) provide for an appropriate adjustment in class and number of Shares issuable pursuant to any exercise thereof upon the occurrence of certain events, including any subdivision, consolidation or re-classification of the Shares, and

(ii) not provide for any adjustment in the number of Shares issuable pursuant to any exercise thereof in the event of the Company issuing any other shares, warrants or options to acquire Shares at prices either above, at or below the exercise price of the Warrants; and

(d) provide for the acquisition of one Share at a price of Cdn. $0.80 at any time up to the expiration of two years from the date of issuance of the Units.

4. Conditions Precedent: The sale of the Units to the Purchaser will be subject to the following conditions precedent:

(a) if the Purchaser is an "accredited investor" as defined in National Instrument 45-106, entitled "Prospectus and Registration Exemptions", promulgated under the Securities Act (British Columbia) and the Securities Act (Alberta) ("NI 45-106"), receipt by the Company on or before closing of the purchase and sale of the Units of a duly completed Accredited Investor Certificate Form in the form of Schedule 1 hereto, a copy of which has been provided to the Purchaser, the terms of which are expressly incorporated herein with the acknowledgements contained therein being representations and warranties by the Purchaser to the Company;

(b) if the Purchaser is a corporation, receipt by the Company within 10 days of the Effective Date of a duly completed Corporate Placee Registration Form in the form of Schedule 2 hereto, as prescribed by the TSX Venture Exchange (the "Exchange"), a copy of which has been provided to the Purchaser, the terms of which are expressly incorporated herein with the acknowledgements contained therein being representations and warranties by the Purchaser to the Company;

(c) Receipt by the Company at least seven days prior to the date of Closing, of a money order or like instrument or certified cheque representing the Purchase Funds, payable to the Company, such Purchase Funds to be held in trust by the Company until the occurrence of the Closing or the termination of the transaction contemplated hereby pursuant to the terms hereof;

(d) Receipt by the Company of all required regulatory approvals for the sale of the Units to the Purchaser including, without limitation, the approval of the Exchange; and

(e) Acceptance of the Purchaser's offer to purchase Units by the Company in its sole and absolute discretion.

The conditions set forth in this Paragraph 4 are for the exclusive benefit of the Company and any of them may be waived in whole or in part by the Company at any time.

5. The Closing: The Closing of the purchase and sale of the Units will occur on or before the 20th business day (the "Closing") after the last of the conditions precedent described in Paragraph 4 have either been satisfied or waived by the Company. A "business day" will mean a day on which the Exchange is open for the transaction of business.

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6. Closing Procedure: The sale of the Units to the Purchaser will take place at the Closing at which time certificates representing the Shares and the Warrants will be forwarded, by registered mail, to the Purchaser.

7. Termination: In the event that the Closing has not occurred within 120 days of the Effective Date, this Agreement may be terminated by either party delivering notice thereof to the other and to Lang Michener LLP, 1500 - 1055 West Georgia Street, Vancouver, British Columbia, V6E 4N7, Attention: Stephen D. Wortley, whereupon the Company will return the Purchase Funds immediately together with such interest which may have been earned thereon, to the Purchaser.

8. Representations and Warranties:

(a) The Company represents and warrants to the Purchaser that:

(i) it is a corporation continued under the Canada Business Corporations Act and has filed with the Director appointed under the Canada Business Corporations Act the required Annual Returns and Financial Statements,

(ii) its shares are listed for trading on the Exchange and it is in compliance with the rules and regulations of such body,

(iii) it is not in default under the Securities Act (British Columbia), and

(iv) the Purchase Funds will be primarily used for working capital relating to projects the Company is bidding for and awarded, for obtaining necessary performance bonds for such projects and for general working capital.

(b) The Purchaser, in addition to the representations and warranties provided for in subparagraph 4(a) and (b) hereof, represents and warrants to the Company that:

(i) the Purchaser is not acquiring the Units as a result of any information about the material affairs of the Company which has not been publicly disclosed and is acquiring the Units for investment and not with a view to immediate resale;

(ii) the Purchaser is purchasing the Units as principal on his or her own behalf and no other person has a direct or indirect interest, present or future in the Units;

(iii) the Purchaser is purchasing the Units having an aggregate acquisition cost of not less than $150,000;

(iv) if it is a corporation, syndicate, partnership or other form of association or entity, it was not created or used solely to purchase or hold securities in reliance upon the $150,000 exemption set forth in section 2.10 of NI 45-106;

(v) the Purchaser is:

(A) an "accredited investor" as defined in NI 45-106;

(B) a director, executive officer or control person of the Company or of an affiliate of the Company;

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(C) a spouse, parent, grandparent, brother, sister or child of any person referred to in (B);

(D) either a close personal friend (or a close business associate) of a director, executive officer or control person of the Company or an affiliate of the Company;

(E) a founder of the Company or a spouse, parent, grandparent, brother, sister, child, close personal friend or close business associate of a founder of the Company;

(F) a parent, grandparent, brother, sister or child of a spouse of a founder of the Company;

(G) a company or person of which a majority of the voting shares are beneficially owned by, or a majority of the directors are, one or more of the persons referred to in (B), (C), (D), (E) or (F); or

(H) a trust or estate of which all of the beneficiaries or a majority of the trustees or executors are persons described in paragraphs (B) to (G);

(vi) no person has made any written or oral representation to the Purchaser:

(A) that any person will resell or repurchase the Units;

(B) that any person will refund the purchase price of the Units, other than as provided in this Agreement;

(C) relating to the future price or value of the Units; or

(D) that the Units will be listed and posted for trading on a stock exchange or that application has been made to list and post the Units for trading on a stock exchange, other than the TSX Venture Exchange;

(vii) the Purchaser is ordinarily resident at the address set out on the first page of this subscription;

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(viii) the Purchaser has sought no advice in relation to the investment in the Units from the Company or any of its affiliates, associates, insiders, officers or directors and neither the Company nor any of its affiliates, associates, insiders or directors has provided any advice to the Purchaser in relation to such purchase;

(ix) the Purchaser will promptly notify the Company of any material change in any representation or warranty of the Purchaser in this Agreement between the time this Agreement is made and the completion of the purchase and sale of the Units;

(x) the Purchaser has the legal capacity and competence to enter into this Agreement and to purchase the Units, the Purchaser has obtained all necessary authority or consents required to make this subscription and, if the Purchaser is not an individual, the person signing this Agreement has been duly authorized to sign the subscription on behalf of the Purchaser, and this Agreement constitutes a legal, valid and binding contract of the Purchaser enforceable in accordance with its terms;

(xi) in investing in the Units, the Purchaser has not become aware of any advertisement in relation to the distribution of the Units;

(xii) the Purchaser has not requested, nor does it have to receive, an offering memorandum or other document prepared by the Company describing its business or affairs, in order to assist it in making an investment decision in respect of the Units and, except for this Agreement, the only document, if any, delivered or otherwise furnished to the Purchaser in connection with such offering and sale were copies of news releases or financial statements issued by the Company or registration statements (or similar documents) filed by the Company and generally available research reports, memoranda or other materials concerning the Company, which documents the Purchaser acknowledges, do not, individually or collectively, constitute an offering memorandum or similar document;

(xiii) the Purchaser is familiar with and will abide by the resale restrictions which apply to the Shares and Warrants under applicable securities legislation and, without limitation, those described in Paragraph 9 hereof;

(xiv) the Purchaser has such knowledge and experience in financial, business and investment matters that he is capable of evaluating the merits and risks of an investment in the Units and the Company and is capable of making an informed investment decision and does not require the services of a representative or financial advisor; and

(xv) the Purchaser has the legal capacity and competence to execute and deliver this Agreement and to observe and perform the covenants and obligations hereunder, and this Agreement constitutes a legal, valid and binding contract of the Purchaser enforceable in accordance with its terms.

9. Hold Period:

(a) The certificates representing the Units (including the underlying securities) will be endorsed with the following legends required under the rules of the Exchange and under Multilateral Instrument 45-102 ("MI 45-102"):

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"Unless permitted under securities legislation, the holder of this security must not trade the security before [insert that date which is four months and a day from the Closing Date.]"

"Without prior written approval of the Exchange and compliance with all applicable securities legislation, the securities represented by this certificate may not be sold, transferred, hypothecated or otherwise traded on or through the facilities of the TSX Venture Exchange or otherwise in Canada or to or for the benefit of a Canadian resident until [insert that date which is four months and a day from the Closing Date]."

(b) The Purchaser understands and acknowledges that upon the issuance thereof, and until such time as the same is no longer required under applicable requirements of the U.S. Securities Act or applicable U.S. state laws and regulations, the certificates representing the Units (and all certificates issued in exchange therefor or in substitution thereof), shall bear, in addition to any legend(s) required by Canadian securities laws and policies, the following legend:

"THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, OR (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT, IF APPLICABLE, (C) INSIDE THE UNITED STATES (1) PURSUANT TO THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (2) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE LAWS AND REGULATIONS GOVERNING THE OFFER AND SALE OF SECURITIES, AND THE HOLDER HAS PRIOR TO SUCH SALE FURNISHED TO THE COMPANY AN OPINION OF COUNSEL, OF RECOGNIZED STANDING, REASONABLY SATISFACTORY TO THE COMPANY. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA. A NEW CERTIFICATE, BEARING NO LEGEND, DELIVERY OF WHICH WILL CONSTITUTE "GOOD DELIVERY" MAY BE OBTAINED FROM THE REGISTRAR UPON DELIVERY OF THIS CERTIFICATE AND A LEGAL OPINION OR DECLARATION OF SELLER, IN A FORM SATISFACTORY TO THE REGISTRAR AND THE COMPANY, TO THE EFFECT THAT THE SALE OF THE SECURITIES REPRESENTED HEREBY IS BEING MADE IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT."

provided that if the Shares or the shares issuable upon exercise of the Warrants (the "Warrant Shares") are being sold outside the United States in compliance with the requirements of Rule 904 of Regulation S at a time when the Company is a "foreign issuer", as defined in Regulation S, at the time of sale, the legends set forth above may be removed by providing a declaration to the registrar and transfer agent of the Company, as set forth in Schedule 3 to this Agreement attached hereto (or in such other form as the Company may prescribe from time to time); and provided, further, that, if the Shares or the Warrant Shares are being sold otherwise than in accordance with Regulation S and other than to the Company, the legend may be removed by delivery to the registrar and transfer agent and the Company of an opinion of counsel, of recognized standing reasonably satisfactory to the Company, that such legend is no longer required under applicable requirements of the U.S. Securities Act or state securities laws;

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(c) The Purchaser understands and acknowledges that the Units acquired pursuant to this Agreement have not been registered under the U.S. Securities Act, and are being sold in reliance upon an exemption from registration afforded by Regulation S promulgated under the U.S. Securities Act; and that the Units have not been registered with any state securities commission or authority. The Purchaser further understands and agrees that pursuant to the requirements of Regulation S, the Shares, the Warrants and the Warrant Shares acquired herein may not be transferred, sold or otherwise exchanged unless in compliance with the provisions of Regulation S and/or pursuant to registration under the U.S. Securities Act, or pursuant to an available exemption under the U.S. Securities Act;

(d) The Purchaser understands and agrees that the Purchaser will, upon exercise of the Warrants, be required to give either (i) a written certification that it is not a U.S. person and the Warrant is not being exercised on behalf of a U.S. person, or (ii) a written legal opinion of counsel to the effect that the Warrant and the Warrant Shares deliverable upon exercise have been registered under the U.S. Securities Act or are exempt from registration thereunder; and

(e) The Purchaser represents and warrants to the Company as follows:

(i) the Purchaser is not a "U.S. person" as that term is defined in Regulation S and is not purchasing the Units for the account of a U.S. person;

(ii) will not transfer or sell the Units purchased herein to any U.S. person; and

(iii) the Purchaser was outside the United States at the time the buy order for the Units was originated and at the time this Agreement was executed.

The foregoing is a summary only of certain aspects of resale restrictions which will apply to the Units under MI 45-102 and securities laws of the United States and is not intended to be exhaustive and does not refer to resale restrictions which may arise by reason of securities laws other than those under MI 45-102, and those of the United States. THE PURCHASER SHOULD CONSULT HIS OWN PROFESSIONAL ADVISORS REGARDING THIS AGREEMENT AND RESALE RESTRICTIONS APPLICABLE TO THE UNITS. IN PARTICULAR, PURCHASERS RESIDENT IN ALBERTA SHOULD SEEK ADVICE FROM THEIR PROFESSIONAL ADVISORS ABOUT RESALE RESTRICTIONS ARISING IN THAT PROVINCE.

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10. General: The purchase and sale of the Units as provided for herein is subject to the following additional terms and conditions:

(a) neither of the parties may assign any right, benefit or interest in this Agreement without the written consent of the other, and any purported assignment without such consent will be void;

(b) this Agreement constitutes the entire agreement between the parties and supersedes every previous agreement, communication, expectation, negotiation, representation, warranty or understanding whether oral or written, express or implied, statutory or otherwise, between the parties with respect to the subject matter of this Agreement;

(c) each party will execute and deliver such further agreements and documents and do such further acts and things as any other party reasonably requests to evidence, carry out or give full force and effect to the intent of this Agreement;

(d) this Agreement is and will be deemed to have been made in British Columbia, for all purposes will be governed exclusively by and construed and enforced in accordance with the laws prevailing in British Columbia and the rights and remedies of the parties will be determined in accordance with those laws;

(e) this Agreement will enure to the benefit of and be binding upon the respective legal representatives and successors of the parties;

(f) this Agreement may be executed in any number of counterparts with the same effect as if all parties to this Agreement had signed the same document and all counterparts will be construed together and constitute one and the same instrument;

(g) words importing the masculine gender include the feminine or neuter, words in the singular include the plural, words importing a corporate entity include individuals, and vice versa;

(h) a reference to "approval", "authorization" or "consent" means written approval, authorization or consent;

(i) the headings in this Agreement are for convenience only and are not intended as a guide to interpretation of this Agreement or any portion thereof; and

(j) all notices hereunder will be in writing and addressed to the party for whom it is intended at the address first above given. Either party may by notice to the other change its address for service. Any notice delivered will be deemed to have been given or made on the date it was actually delivered, or if sent by telex, telegram or other form of electronic facsimile will be deemed to have been given or made on the business day next following the date upon which it was transmitted.

11. Indemnity: The Purchaser hereby agrees to indemnify and save harmless the Company from any loss, suits or damages suffered by it as a result of any representation, warranty or statement of the Purchaser herein or in the aforementioned Schedules 1 and 2 attached hereto being untrue in any material respect.

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The Company may accept this offer by executing the counterpart of this letter where shown.

Yours very truly,

Signature of Purchaser

Name of Purchaser (Please Print)

Telephone Number of Purchaser

E-mail Address of Purchaser

Number of Shares held directly or
indirectly by the Purchaser in the Company

* * * * * * * *

Agreed to and accepted as of the day of , 2006.

INTERNATIONAL HI-TECH INDUSTRIES INC.

Per:

Name of Authorized Signatory

Position or Office

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SCHEDULE 1

ACCREDITED INVESTOR CERTIFICATE FORM

The Purchaser certifies that it/he/she is an "accredited investor" as defined in National Instrument 45-106 Prospectus and Registration Exemptions (the "Instrument") promulgated under the Securities Act (British Columbia) and the Securities Act (Alberta) (each, an "Act") by virtue of qualifying as one of more of the following. Please insert a checkmark in the bracketed area beside each applicable paragraph:

[________] (a) a Canadian financial institution, or a Schedule III bank,

[________] (b) the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada),

[________] (c) a subsidiary of any person referred to in paragraphs (a) or (b), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary,

[________] (d) a person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer, other than a person registered solely as a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador),

[________] (e) an individual registered or formerly registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (d),

[________] (f) the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the Government of Canada or a jurisdiction of Canada,

[________] (g) a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l'île de Montréal or an inter-municipal management board in Québec;

[________] (h) any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government,

[________] (i) a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada,

[________] (j) an individual who, either alone or with a spouse, beneficially owns, directly or indirectly, financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds CDN$1,000,000,

[________] (k) an individual whose net income before taxes exceeded CDN$200,000 in each of the two most recent calendar years or whose net income before taxes combined with that of a spouse exceeded CDN$300,000 in each of the two most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year,

[________] (l) an individual who, either alone or with a spouse, has net assets of at least CDN$5,000,000,

[________] (m) a person, other than an individual or investment fund, that has net assets of at least CDN$5,000,000 as shown on its most recently prepared financial statements,

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[________] (n) an investment fund that distributes or has distributed its securities only to

(i) a person that is or was an accredited investor at the time of the distribution,

(ii) a person that acquires or acquired securities in the circumstances referred to in sections 2.10 [Minimum amount investment], and 2.19 [Additional investment in investment funds] of National Instrument 45-106, or

(iii) a person described in paragraph (i) or (ii) that acquires or acquired securities under section 2.18 [Investment fund reinvestment] of National Instrument 45-106,

[________] (o) an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt,

[________] (p) a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be,

[________] (q) a person acting on behalf of a fully managed account managed by that person, if that person

(i) is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction, and

(ii) in Ontario, is purchasing a security that is not a security of an investment fund;

[________] (r) a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded,

[________] (s) an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (d) or paragraph (i) in form and function,

[________] (t) a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors,

[________] (u) an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser, or

[________] (v) a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Québec, the regulator as

(i) an accredited investor, or

(ii) an exempt purchaser in Alberta or British Columbia after National Instrument 45-106 comes into force.

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For purposes hereof (as defined in National Instrument 45-106):

"financial assets" means

(a) cash,

(b) securities, or

(c) a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation;

"fully managed account" means an account of a client for which a person makes the investment decisions if that person has full discretion to trade in securities for the account without requiring the client's express consent to a transaction;

"investment fund" has the same meaning as in National Instrument 81-106 Investment Fund Continuous Disclosure;

"related liabilities" means

(a) liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets, or

(b) liabilities that are secured by financial assets;

"subsidiary" means an issuer that is controlled directly or indirectly by another issuer and includes a subsidiary of that subsidiary.

Affiliate

For the purpose of National Instrument 45-106, an issuer is an affiliate of another issuer if

(a) one of them is the subsidiary of the other, or

(b) each of them is controlled by the same person.

Control

Except in Part 2, Division 4 of National Instrument 45-106, and for the purpose of this Instrument, a person (first person) is considered to control another person (second person) if

(a) the first person, directly or indirectly, beneficially owns or exercises control or direction over securities of the second person carrying votes which, if exercised, would entitle the first person to elect a majority of the directors of the second person, unless that first person holds the voting securities only to secure an obligation,

(b) the second person is a partnership, other than a limited partnership, and the first person holds more than 50% of the interests of the partnership, or

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(c) the second person is a limited partnership and the general partner of the limited partnership is the first person.
Dated , .
Signature of the Purchaser or authorized signatory of the Purchaser
Name of Purchaser
Address of Purchaser

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SCHEDULE 2

FORM 4C

CORPORATE PLACEE REGISTRATION FORM

Where subscribers to a Private Placement are not individuals, the following information about the placee must be provided. This Form will remain on file with the Exchange. The corporation, trust, portfolio manager or other entity (the "Placee") need only file it on one time basis, and it will be referenced for all subsequent Private Placements in which it participates. If any of the information provided in this Form changes, the Placee must notify the Exchange prior to participating in further placements with Exchange listed companies. If as a result of the Private Placement, the Placee becomes an Insider of the Issuer, Insiders of the Placee are reminded that they must file a Personal Information Form (2A) or, if applicable, Declarations, with the Exchange.

1. Placee Information:

(a) Name:

(b) Complete Address:

(c) Jurisdiction of Incorporation or Creation:

2. (a) Is the Placee purchasing securities as a portfolio manager (Yes/No)?

(b) Is the Placee carrying on business as a portfolio manager outside of Canada (Yes/No)?

3. If the answer to 2(b) above was "Yes", the undersigned certifies that:

(a) It is purchasing securities of an Issuer on behalf of managed accounts for which it is making the investment decision to purchase the securities and has full discretion to purchase or sell securities for such accounts without requiring the client's express consent to a transaction;

(b) it carries on the business of managing the investment portfolios of clients through discretionary authority granted by those clients (a "portfolio manager" business) in
[jurisdiction], and it is permitted by law to carry on a portfolio manager business in that jurisdiction;

(c) it was not created solely or primarily for the purpose of purchasing securities of the Issuer;

(d) the total asset value of the investment portfolios it manages on behalf of clients is not less than $20,000,000; and

(e) it has no reasonable grounds to believe, that any of the directors, senior officers and other insiders of the Issuer, and the persons that carry on investor relations activities for the Issuer has a beneficial interest in any of the managed accounts for which it is purchasing.

4. If the answer to 2(a) above was "No", please provide the names and addresses of control persons of the Placee:

Name	City	Province or State	Country

The undersigned acknowledges that it is bound by the provisions of applicable Securities Law, including provisions concerning the filing of insider reports and reports of acquisitions (See for example, sections 87 and 111 of the Securities Act (British Columbia) and sections 176 and 182 of the Securities Act (Alberta).

Acknowledgement - Personal Information

"Personal Information" means any information about an identifiable individual, and includes information contained in sections 1, 2 and 4, as applicable, of this Form.

The undersigned hereby acknowledges and agrees that it has obtained the express written consent of each individual to:

(a) the disclosure of Personal Information by the undersigned to the Exchange (as defined in Appendix 6B - Acknowledgement - Personal Information of the Exchange policies) pursuant to this Form; and

(b) the collection, use and disclosure of Personal Information by the Exchange for the purposes described in Appendix 6B - Acknowledgement - Personal Information of the Exchange policies or as otherwise identified by the Exchange, from time to time.

Dated at on .

(Name of Purchaser - please print)

(Authorized Signature)

(Official Capacity - please print)

(please print name of individual whose signature appears above)

THIS IS NOT A PUBLIC DOCUMENT

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SCHEDULE 3

DECLARATION AND UNDERTAKING OF SHAREHOLDER

WITH RESPECT TO PROPOSED OFFSHORE RESALE OF SECURITES

ON THE TSX VENTURE EXCHANGE

TO: INTERNATIONAL HI-TECH INDUSTRIES INC.

1096 West 10th Avenue

Vancouver, BC V6H 1H8

(the "Company")

TO: COMPUTERSHARE TRUST COMPANY OF CANADA

510 Burrard Street

Vancouver, BC V6C 3B9

(the "Transfer Agent")

FROM: THE UNDERSIGNED SHAREHOLDER OF THE COMPANY

(the "Shareholder")

RE: SALE OF SHARES PURSUANT TO RULE 904 OF THE SECURITIES ACT OF 1933

The Shareholder makes this Declaration and Undertaking in connection with the sale of the number of common shares of the Company set forth below (the "Shares") in reliance of Rule 904 of the Securities Act of 1933 (the "1933 Act"). The Shareholder represents, warrants and undertakes as follows:

1. The Shareholder is the legal and beneficial owner of the Shares;

2. The Shareholder is: (i) not an "affiliate" of the Company, as defined in the 1933 Act, or a person acting on behalf of an affiliate of the Company; or (ii) if an "affiliate" of the Company, is an affiliate of the Company solely by virtue of holding a position as a director or officer of the Company;

3. The Shareholder is not a "distributor", as defined under Rule 902(d) of Regulation S, or a person acting on behalf of a distributor. A "distributor" under Rule 902(d) of Regulation S means any underwriter, dealer, or other person who participates, pursuant to a contractual arrangement, in the distribution of the securities offered or sold in reliance of Regulation S of the 1933 Act;

4. The Shareholder will not make any offer to sell the Shares to any person in the United States;

5. The sale of the Shares will be executed in, on or through the facilities of the TSX Venture Exchange, a designated offshore securities market as defined in Regulation S under the 1933 Act, in circumstances where neither the Shareholder nor any person acting on its behalf knows that the transaction had been prearranged with a buyer in the United States. The Shares will not be sold in the United States on the OTC Bulletin Board;

6. Neither the Shareholder nor any affiliate of the Shareholder nor any person acting on any its behalf has engaged or will engage in any directed selling efforts in the United States in connection with the offer and sale of the Shares, as the term "directed selling efforts" is defined in Rule 902(c) of Regulation S of the 1933 Act. The term "directed selling efforts" is defined in Rule 902(c) of Regulation S of the 1933 Act to mean any activity undertaken for the purpose of, or that could be reasonably expected to have the effect of, conditioning the market in the United States for any of the securities being sold;

7. The Shareholder will not pay any selling concession, fee or other remuneration in connection with the offer and sale of the Shares other than the usual and customary broker's commission that will be received by a person executing such transaction as agent; and

8. The sale of the Shares is not a transaction or part of a series of transactions which although in technical compliance with Regulation S is part of a plan or scheme to evade the registration provisions of the 1933 Act.

For purposes of this Declaration, an "affiliate" means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company.

The Shareholder is providing this document to the Company and its Transfer Agent and acknowledges that the Company and the Transfer Agent are relying on the declaration made herein in registering the transfer of the Shares pursuant to Rule 904 of Regulation S and removing the restrictive legend endorsed on the certificate(s) representing the Shares.

Dated this ________ day of ________________, 200___.
Number of Shares:	Shares
Name of Shareholder:
Name and Title of Authorized Signatory (if not an individual):
Signature of Shareholder or Authorized Signatory of Shareholder (if not an individual: